Exhibit 5.1

Our Ref: TSG/LNF/2021264002

11 March 2022

Grindrod Shipping Holdings Ltd.

200 Cantonment Road

#03-01 Southpoint

Singapore 089763

Dear Sirs

Registration Statement on Form S-8 of Grindrod Shipping Holdings Ltd. (the “Company”)

1.	At your request, we have examined the Registration Statement on Form S-8 (excluding all Exhibits thereto) (the “Registration Statement”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on or about 11 March 2022 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,931,002 ordinary shares in the capital of the Company (“Ordinary Shares”). This opinion is being rendered solely to the Company in connection with the filing of the Registration Statement.

2.	The 1,931,002 Ordinary Shares (“New Registration Shares”) to be registered with the SEC under the Registration Statement comprise such number of Ordinary Shares underlying share awards granted or to be granted (“Awards”) under the Grindrod Shipping Holdings Ltd. 2018 Forfeitable Share Plan (the “FSP 2018”), the issuance of which is subject to the satisfaction of certain criteria prescribed by the compensation and nomination committee of the Board of Directors of the Company (the “CNC”).

3.	As your Singapore counsel, we have examined copies of:

(a)	the Constitution of the Company, which is the document constituting the Company;

(b)	the following minutes and resolutions of the Company (the “Company Resolutions”):

(i)	the minutes of a meeting of the Directors of the Company held on 28 February 2018 at which resolutions were passed, inter alia, approving the adoption of the FSP 2018, the rules of which authorise the CNC to approve the grant of Awards;

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(ii)	the minutes of an extraordinary general meeting of the Company held on 4 May 2018 at which resolutions were passed, inter alia, approving the adoption of the FSP 2018 and authorising the Directors (i) to offer and grant Awards, (ii) to allot and issue from time to time such number of fully-paid new Ordinary Shares as may be required to be delivered pursuant to the vesting of the Awards under the FSP 2018, and (iii) (notwithstanding the authority conferred by such resolution may have ceased to be in force) to allot and issue from time to time such number of fully-paid new Ordinary Shares as may be required to be delivered pursuant to any Awards granted by the Directors in accordance with the FSP 2018 awarded while the authority conferred by such resolution was in force; and

(iii)	the minutes of an annual general meeting of the Company held on 20 May 2021 at which resolutions were passed, inter alia, authorising the Directors (i) to offer and grant Awards, (ii) to allot and issue from time to time such number of fully-paid new Ordinary Shares as may be required to be delivered pursuant to the vesting of the Awards under the FSP 2018, and (iii) (notwithstanding the authority conferred by such resolution may have ceased to be in force) to allot and issue from time to time such number of fully-paid new Ordinary Shares as may be required to be delivered pursuant to any Awards granted by the Directors in accordance with the FSP 2018 awarded while the authority conferred by such resolution was in force.

4.	We have also made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinion hereinafter expressed.

5.	In considering the documents referred to above and in rendering this opinion we have with your consent and without any further enquiry assumed:

(a)	that there shall be subsisting a valid authority given to the Board of Directors of the Company pursuant to Section 161 of the Companies Act 1967 in respect:

(i)	the grant of Awards at the time of the grant of such Awards; and

(ii)	the issue of the New Registration Shares at the time of the issue of such New Registration Shares;

(b)	that the Board of Directors of the Company or, as the case may be, the CNC shall:

(i)	before the grant of Awards resolve to approve the grant by the Company of such Awards in accordance with the terms of the FSP 2018 and on the basis that the aggregate number of shares granted in any Award together with all existing Awards that have not yet vested under the FSP 2018, shall not exceed 5% of the total number of Ordinary Shares in issue (excluding treasury shares), as determined in reference to the day preceding the Award; and

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(ii)	before the issue of the New Registration Shares resolve to approve the allotment and issue by the Company of the New Registration Shares in accordance with the terms of the FSP 2018,

(the “Company’s Allotment Procedures”);

(c)	that all filings required to be made to ACRA pursuant to the Companies Act 1967 have been made in compliance with the provisions thereunder;

(d)	that the statutory filing required to be made with ACRA in relation to each allotment of New Registration Shares will be duly made in compliance with the provisions under the Companies Act 1967;

(e)	the genuineness of all signatures, and the authenticity and completeness of all documents submitted to us whether as originals or copies;

(f)	the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

(g)	the genuineness of the minutes of the AGMs and EGMs of the Company and that the resolutions specified in such meeting were duly passed at meetings which were validly convened, constituted and held and at which a quorum was present throughout and that all relevant requirements of the Constitution of the Company have been fully complied with;

(h)	the genuineness of the minutes of the meetings of the board of directors of the Company and the resolutions of the Board of Directors of the Company, and that the resolutions specified in such meetings were duly passed at meetings which were validly convened, constituted and held and at which a quorum was present throughout, and that all relevant requirements of the Constitution of the Company have been fully complied with;

(i)	that the copies of the Company Resolutions submitted to us for examination are true, complete and up-to-date;

(j)	that the Company Resolutions have not been rescinded or modified and they remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Company Resolutions; and

(k)	that the copy of the Constitution of the Company furnished to us by the Company is complete and up-to-date and in full force and effect and has not been revoked or amended.

6.	Based upon and subject to the foregoing and subject to any matters not disclosed to us, we are of the opinion that the New Registration Shares to be allotted and issued by the Company (i) in accordance with the terms of the FSP 2018, (ii) pursuant to the Company’s Allotment Procedures, and (iii) represented by share certificates issued by the Company in respect of such Award Shares, will be legally issued, fully paid and non-assessable.

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7.	For the purposes of this opinion we have assumed that the term “non-assessable” in relation to the New Registration Shares to be issued means under Singapore law that holders of such New Registration Shares, having fully paid up all amounts due on such New Registration Shares as to the issue price thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such New Registration Shares.

8.	Our opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Registration Statement or otherwise. This opinion may not be relied upon by any person other than the Company without our express written consent, except that the Company may deliver copies of this opinion to its professional advisors, to any governmental agency or regulatory authority or if otherwise required by law. Subject to the foregoing, we consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

9.	The opinion expressed above is confined to, and is given solely on the basis of, the laws of the Republic of Singapore in force as of the date hereof and we undertake no responsibility to notify you of any change in the laws of the Republic of Singapore after the date of this opinion. Accordingly, we express no opinion herein with regard to any system of law other than the laws of the Republic of Singapore as currently applied by the Singapore courts. This opinion is to be governed by and construed in accordance with Singapore law as at the date of this opinion. To the extent that the laws of the State of New York, the United States of America or of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.

Yours faithfully

/s/ WONG TAN & MOLLY LIM LLC
WONG TAN & MOLLY LIM LLC